Exhibit 10.02

PETROHAWK ENERGY CORPORATION

SECOND AMENDED AND RESTATED

2004 NON-EMPLOYEE DIRECTOR INCENTIVE PLAN

This Petrohawk Energy Corporation Second Amended and Restated 2004 Non-Employee Director Incentive Plan, as amended by that certain Amendment No. 1 dated July 12, 2006 (the “Plan”), is further amended to give effect to an amendment effective June 18, 2009 that increased the number of shares of common stock subject to the Plan as approved by stockholders on June 18, 2009.

I. Definitions and Purposes

(a) Definitions.

Whenever capitalized in this document, the following terms shall be defined as set forth below:

“Board” means the board of directors of the Company.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the committee of the Board which shall be two or more directors as the Board shall appoint to administer the Plan.

“Common Stock” means the common stock of the Company, $.001 par value per share, and any class of common stock into which such common stock may hereafter be converted, reclassified or recapitalized.

“Company” means Petrohawk Energy Corporation

“Corporate Change” shall have the meaning set forth in Section VIII(c) below.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means for one Share on the date in question (i) the closing sale price for such Share as quoted on the Nasdaq National Market or Nasdaq Small Cap Market, as applicable (“NASDAQ”), or (ii) if not so quoted, the closing sales price as reported on the consolidated reporting system for the securities exchange(s) on which Shares are then listed or admitted to trading (as reported in the Wall Street Journal or other reputable source), or (iii) if not so reported, the average of the closing bid and asked prices for a Share on the date of grant as quoted by the National Quotation Bureau’s “Pink Sheets” or the National Association of Securities Dealers’ OTC Bulletin Board System. If there was no public trade of Common Stock on the date in question, Fair Market Value shall be determined by reference to the last preceding date on which such a trade was so reported.

If the Company is not a Publicly Held Corporation at the time a determination of the Fair Market Vale of the Company Stock is required to be made hereunder, the determination of Fair Market Value for purposes of the Plan shall be made by the Committee in its discretion exercised in good faith. In this respect, the Committee may rely on such financial data, valuations, experts, and other sources, in its discretion, as it deems advisable under the circumstances.

“Grantee(s)” means those certain non-employee directors of the Company to whom the Company shall grant Restricted Stock or Incentive Stock.

“Immediate Family” means with respect to a Grantee or an Optionee, the Grantee’s or the Optionee’s spouse, children or grandchildren (including legally adopted, step children and step grandchildren).

“Incentive Stock” means Shares that may be granted to eligible persons under Section III (c) below.

“Incentive Stock Award” means an agreement between the Company and a Grantee whereby the Grantee receives Shares.

“Incentive Stock Agreement” means an agreement between the Company and a Grantee whereby the Grantee receives shares of Incentive Stock.

“Option Agreement” means an agreement between the Company and an Optionee whereby the Optionee receives Stock Options.

“Optionee(s)” means those certain non-employee directors of the Company to whom the Company shall grant Stock Options.

“Option Price” shall mean the amount an Optionee must pay the Company upon exercise of the Stock Option.

“Participants” shall mean Grantees and Optionees.

“Plan” means this Petrohawk Energy Corporation Second Amended and Restated 2004 Non-Employee Director Incentive Plan.

“Publicly Held Corporation” means a corporation issuing any class of common equity securities required to be registered under Section 12 of the Exchange Act.

“Restricted Stock” means Shares subject to specified restrictions that may be granted to eligible persons under Section III (b) below.

“Restricted Stock Agreement” means an agreement between the Company and a Grantee whereby the Grantee receives shares of Restricted Stock.

“Restricted Stock Award” means an award of Restricted Stock granted to a Grantee.

“Restriction Period” means the period of time during which the Shares granted pursuant to a Restricted Stock Award remain subject to the restrictions or vesting set forth in the applicable Restricted Stock Agreement.

“Share” or “Shares” means a share or shares of Common Stock.

“Stock Option” means a grant by the Company to an Optionee of the right to purchase Company Stock under terms set forth in an Option Agreement.

(b) Purposes.

This Plan is intended to foster and promote the long-term financial success of the Company and its subsidiaries and to increase stockholder value by encouraging ownership in the Company by directors of the Company who are not employees of the Company, strengthening the ability of the Company to attract and retain the services of experienced and knowledgeable individuals as non-employee directors of the Company, and providing non-employee directors with a further incentive to work for the best interests of the Company and its stockholders.

This Plan provides for payment of various forms of incentive compensation and it is not intended to be a plan that is subject to ERISA. The Plan shall be interpreted, construed and administered consistent with its status as a plan that is not subject to ERISA.

II. Administration

The Plan shall be administered by the Committee. The Committee is authorized to interpret the Plan and may from time to time adopt such rules and regulations, consistent with the provisions of the Plan, as it may deem advisable to carry out the Plan. All decisions and determinations made by the Committee in construing the provisions of the Plan shall be final.

III. Types of Grants Under the Plan

(a) Types of Grants.

Pursuant to this Plan, the Company may grant shares of Restricted Stock, shares of Incentive Stock, and Stock Options.

(b) Grants of Restricted Stock.

Subject to the terms and conditions of the Plan, the Board is authorized to grant Restricted Stock to any non-employee directors. A certificate or certificates representing the number of shares of Restricted Stock granted shall be registered in the name of the Grantee. Until the expiration of the Restriction Period or the lapse of restrictions in the manner provided in the Grantee’s Restricted Stock Agreement, the certificate or certificates shall be held in escrow by the Company for the account of the Grantee. The Grantee shall have beneficial ownership of the shares of Restricted Stock, including the right to receive dividends and the right to vote the shares of Restricted Stock. Upon the lapse of all restrictions (as set forth in the Grantee’s Restricted Stock Agreement) on any or all of the Restricted Stock granted to the Grantee, the certificate or certificates representing the shares of Restricted Stock for which the restrictions have lapsed shall be delivered to the Grantee.

Each Restricted Stock Award shall be evidenced by a Restricted Stock Agreement which shall contain the Restriction Period, the number of shares of Restricted Stock and such other terms and conditions as may be approved by the Board, including other restrictions as the Board may determine. The Board may impose such conditions or restrictions on any Restricted Stock as it may deem advisable, in its sole discretion.

Unless modified by the Board, the following grants shall be made; (i) within sixty (60) days after the approval of this Plan by the Stockholders, a grant of 7,500 shares of Restricted Stock shall be granted to each person who is a non-employee director at that time; (ii) thereafter, within sixty (60) days after a person becomes a non-employee director, a grant of 7,500 shares of Restricted Stock shall be granted to each such person; and (iii) each year on the anniversary date of the date on which a non-employee director became a director, an additional 5,000 shares of Restricted Stock shall be granted to such person as long as he or she is serving as a non-employee director at that time. Unless modified by the Board, all Restricted Stock shall be restricted for a period ending six (6) months from the date of grant with the restriction that the Grantee be an non-employee director of the Company for the entire six (6) month period.

(c) Grant of Incentive Stock.

Subject to the terms and conditions of the Plan, the Board may grant Incentive Stock to any non-employee director in such amounts as the Board shall determine from time to time. Each Incentive Stock Award shall be evidenced by an Incentive Stock Agreement which shall contain the number of Shares granted and such other terms and conditions as may be approved by the Committee.

(d) Grant of Stock Options.

Subject to the terms and conditions of the Plan, the Board is authorized to grant Stock Options to any non-employee director.

Each Stock Option shall be evidenced by an Option Agreement, which shall contain such terms and conditions as may be approved by the Committee. The Option Price upon exercise of any Stock Option shall be payable to the Company in full either: (i) in cash or its equivalent, or (ii) subject to prior approval by the Committee in its discretion, by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option Price (provided that the Shares which are tendered must have been held by the Optionee for at least six (6) months prior to their tender to satisfy the option price), or (iii) subject to prior approval by the Committee in its discretion, by withholding Shares which otherwise would be acquired on exercise having an aggregate Fair Market Value at the time of exercise equal to the total Option Price, or (iv) subject to prior approval by the Committee in its discretion, by a combination of (i), (ii), and (iii) above. Any payment in Shares shall be effected by the surrender of such Shares to the Company in good form for transfer and shall be valued at their Fair Market Value on the date when the Stock Option is exercised. Unless otherwise permitted by the Committee in its discretion, the Optionee shall not surrender, or attest to the ownership of, Shares in payment of the Option Price if such action would cause the Company to recognize compensation (or additional compensation expense) with respect to the Stock Option for financial reporting purposes expense.

The Committee, in its discretion, also may allow the Option Price to be paid with such other consideration as shall constitute lawful consideration for the issuance of Shares (including, without limitation, effecting a “cashless exercise” with a broker of the Stock Option), subject to applicable securities law restrictions and tax withholdings, or by any other means which the Committee determines to be consistent with the Plan’s purpose and applicable law. A “cashless exercise” of a Stock Option is a procedure by which a broker provides the funds to the Optionee to effect a Stock Option exercise, to the extent consented to by the Committee in its discretion. At the direction of the Optionee, the broker will either (i) sell all of the Shares received when the Stock Option is exercised and pay the Optionee the proceeds of the sale (minus the Option Price, withholding taxes and any fees due to the broker) or (ii) sell enough of the Shares received upon exercise of the Stock Option to cover the Option Price, withholding taxes and any fees due the broker and deliver to the Optionee (either directly or through the Company) a stock certificate for the remaining Shares.

In no event will the Committee allow the Option Price to be paid with a form of consideration, including a loan or a “cashless exercise,” if such form of consideration would violate the Sarbanes-Oxley Act of 2002 as determined by the Committee, in its discretion.

As soon as practicable after receipt of a written notification of exercise and full payment, the Company shall deliver, or cause to be delivered, to or on behalf of the Optionee, in the name of the Optionee or other appropriate recipient, Share certificates for the number of Shares purchased under the Stock Option. Such delivery shall be effected for all purposes when the Company or a stock transfer agent of the Company shall have deposited such certificates in the United States mail, addressed to Grantee or other appropriate recipient.

IV. Eligibility of Participants, Term and Transferability

Restricted Stock, Incentive Stock and Stock Options may be granted only to individuals who are non-employee directors of the Company at the time the Restricted Stock, Incentive Stock or Stock Option is granted. Restricted Stock, Incentive Stock and Stock Options may be granted to the same individual on more than one occasion.

Except with Board approval, Restricted Stock and Stock Options granted under the Plan shall not be transferable or assignable other than: (a) by will or the laws of descent and distribution or (b) pursuant to a qualified domestic relations order (as defined by Section 414(p) of the Code); provided, however, the Committee may, in its discretion, authorize all or a portion of the Stock Options to be granted on terms which permit transfer by the Optionee to (i) the members of the Optionee’s Immediate Family, (ii) a trust or trusts for the exclusive benefit of such Immediate Family, or (iii) a partnership in which such members of such Immediate Family are the only partners, provided that (A) there may be no consideration for any such transfer, (B) the Stock Option pursuant to which such Stock Options are granted must be approved by the Committee, and must expressly provide for transferability in a manner consistent with this Section and (C) subsequent transfers of transferred Stock Options shall be prohibited except in accordance with clauses (A) and (B) above of this sentence. Following any permitted transfer, any Stock Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that the term “Optionee” shall be deemed to refer to the transferee. The Stock Option shall be exercisable by the transferee only to the extent, and for the periods, specified in the Option Agreement.

Except as may otherwise be permitted under the Code, in the event of a permitted transfer of a Stock Option hereunder, the original Optionee shall remain subject to withholding taxes upon exercise. In addition, the Company shall have no obligation to provide any notices to a transferee.

No transfer by will, trust or by the laws of descent and distribution shall be effective to bind the Company unless the Committee has been furnished with a copy of the deceased Grantee’s enforceable will, trust or such other evidence as the Committee deems necessary to establish the validity of the transfer. Any attempted transfer in violation of this provision shall be void and ineffective. All determinations under this Section shall be made by the Committee in its discretion.

V. Shares Subject to Plan

The aggregate number of shares of Restricted Stock, shares of Incentive Stock and Shares which may be issued under Stock Options granted under the Plan shall not exceed 1,100,000. Such shares may consist of authorized but unissued Shares, treasury shares of Common Stock, or previously issued Shares reacquired by the Company. Any of such Shares which remain unissued and which are not subject to outstanding Stock Options at the termination of the Plan shall cease to be subject to the Plan, but, until termination of the Plan, the Company shall at all times make available a sufficient number of Shares to meet the requirements of the Plan. Should any Stock Option hereunder expire or terminate prior to its exercise in full, the Shares theretofore subject to such Stock Option may again be subject to a Stock Option granted under the Plan. Upon the forfeiture of any Restricted Stock, the forfeited shares of Restricted Stock shall thereafter be available for award under the Plan. The aggregate number of Shares which may be issued under the Plan shall be subject to adjustment in the same manner as provided in Section VIII hereof with respect to Shares subject to Stock Options then outstanding. Exercise of a Stock Option in any manner shall result in a decrease in the number of Shares which may thereafter be available, both for purposes of the Plan and for grant to any one individual, by the number of Shares as to which the Stock Option is exercised.

VI. Option Price

The Option Price of Shares issued under each Stock Option shall be equal to the Fair Market Value of Shares subject to the Stock Option on the date the Stock Option is granted.

VII. Term of Plan

This Plan became effective as of June 3, 2004, pursuant to approval by the stockholders of the Company at the 2004 Annual Meeting of Stockholders. Except with respect to Restricted Stock or Stock Options then outstanding, if not sooner terminated under the provisions of Section IX, the Plan shall terminate upon and no further Restricted Stock, Incentive Stock or Stock Options shall be granted after June 2, 2014.

VIII. Recapitalization or Reorganization

(a) The existence of the Plan and the Restricted Stock, Incentive Stock and Stock Options granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.

(b) The shares with respect to which Stock Options may be granted are shares of Stock as presently constituted, but if, and whenever, prior to the expiration of a Stock Option theretofore granted, the Company shall effect a subdivision or consolidation of shares of Stock or the payment of a stock dividend on Stock without receipt of consideration by the Company, the number of Shares with respect to which such Stock Option may thereafter be exercised (i) in the event of an increase in the number of outstanding Shares shall be proportionately increased, and the Option Price per Share shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding Shares shall be proportionately reduced, and the Option Price per share shall be proportionately increased.

(c) If the Company recapitalizes, reclassifies its capital stock, or otherwise changes its capital structure (a “recapitalization”), the number and class of shares of Stock covered by a Stock Option theretofore granted shall be adjusted so that such Stock Option shall thereafter cover the number and class of shares of stock and securities to which the Optionee would have been entitled pursuant to the terms of the recapitalization if, immediately prior to the recapitalization, the Optionee had been the holder of record of the number of shares of Stock then covered by such Stock Option.

If (i) the Company shall not be the surviving entity in any merger, consolidation or other reorganization (or survives only as a subsidiary of an entity other than a previously wholly-owned subsidiary of the Company), (ii) the Company sells, leases or exchanges substantially all of its assets to any other person or entity (other than a wholly-owned subsidiary of the Company), (iii) the Company is to be dissolved and liquidated, (iv) any person or entity, including a “group” as contemplated by Section 13(d)(3) of the Exchange Act acquires or gains ownership or control (including, without limitation, power to vote) of more than 50% of the outstanding shares of the Company’s voting stock (based upon voting power), or (v) as a result of or in connection with a contested election of directors, the persons who were directors of the Company before such election shall cease to constitute a majority of the Board (each such event is referred to herein as a “ Corporate Change “), no later than (a) ten (10) days after the approval by the stockholders of the Company of such merger, consolidation, reorganization, sale, lease or exchange of assets or dissolution or such election of directors or (b) thirty (30) days after a change of control of the type described in Clause (iv), the Committee, acting in its sole discretion without the consent or approval of any Optionee, shall act to effect one or more of the following alternatives, which may vary among individual Optionees and which may vary among Stock Options held by any individual Optionee: (1) accelerate the time at which Stock Options then outstanding may be exercised so that such Stock Options may be exercised in full for a limited period of time on or before a specified date (before or after such Corporate Change) fixed by the Committee, after which specified date all unexercised Stock Options and all rights of Optionees thereunder shall terminate, (2) require the mandatory surrender to the Company by selected Optionees of some or all of the outstanding Stock Options held by such Optionees (irrespective of whether such Stock Options are then exercisable under the provisions of the Plan) as of a date, before or after such Corporate Change, specified by the Committee, in which event the Committee shall thereupon cancel such Stock Options and the Company shall pay to each Optionee an amount of cash per share to be determined by the Committee, (3) make such adjustments to Stock Options then outstanding as the Committee deems appropriate to reflect such Corporate Change (provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary to Stock Options then outstanding) or (4) provide that the number and class of shares of Stock covered by a Stock Option theretofore granted shall be adjusted so that such Stock Option shall thereafter cover the number and class of shares of stock or other securities or property (including, without limitation, cash) to which the Optionee would have been entitled pursuant to the terms of the agreement of merger, consolidation or sale of assets and dissolution if, immediately prior to such merger, consolidation or sale of assets and dissolution the Optionee had been the holder of record of the number of shares of Stock then covered by such Stock Option. In addition, no later than (a) ten (10) days after the approval by the stockholders of the Company of such merger, consolidation, reorganization, sale, lease or exchange of assets or dissolution or such election of directors or (b) thirty (30) days after a change of control of the type described in Clause (iv), the Committee, acting in its sole discretion without the consent or approval of any Grantee, shall act to effect one or more of the following alternatives, which may vary among individual Grantees and which may vary among Restricted Stock held by any individual Grantee: (1) remove any and all restrictions to which the Restricted Stock is subject including removing the Restriction Period, (2) require the mandatory surrender to the Company by selected Grantees of some or all of the outstanding Restricted Stock held by such Grantees as of a date, before or after such Corporate Change, specified by the Committee and the Company shall pay to each Optionee an amount of cash per share to be determined by the Committee, (3) make such adjustments to the Restricted Stock then outstanding as the Committee deems appropriate to reflect such Corporate Change (provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary to the Restricted Stock then outstanding) or (4) provide that the number and class of shares of Restricted Stock covered by a Restricted Stock Agreement theretofore granted shall be adjusted so that such Restricted Stock shall thereafter cover the number and class of shares of stock or other securities or property (including, without limitation, cash) to which the Grantee would have been entitled pursuant to the terms of the agreement of merger, consolidation or sale of assets and dissolution if, immediately prior to such merger, consolidation or sale of assets and dissolution the Grantee had been the holder of record of the number of Shares which was not Restricted Stock.

(d) Except as hereinbefore expressly provided, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason therefor shall be made with respect to, any Restricted Stock or the number of shares of Stock subject to Stock Options theretofore granted or the Option Price.

IX. Amendment or Termination of the Plan

The Board in its discretion may terminate the Plan at any time with respect to any shares for which Stock Options, Incentive Stock Awards or Restricted Stock Awards have not theretofore been granted. The Board shall have the right to alter or amend the Plan or any part thereof from time to time; provided, that no change in any Restricted Stock Agreement, Incentive Stock Agreement or Stock Option Agreement theretofore granted may be made which would impair the rights of the Participant without the consent of such Participant; and provided, further, that the Board may not make an alteration or amendment which would materially increase the benefits accruing to Participants under the Plan, increase the aggregate number of shares which may be issued pursuant to the provisions of the Plan, change the class of individuals eligible to receive Restricted Stock, Incentive Stock or Stock Options under the Plan or extend the term of the Plan, without the approval of the stockholders of the Company.

X. Securities Laws

The Company shall not be obligated to issue any Shares pursuant to any Restricted Stock Agreement, Incentive Stock Agreement or Stock Option granted under the Plan at any time when the offering of the shares of Restricted Stock, Incentive Stock or shares covered by such Stock Option have not been registered under the Securities Act of 1933 and such other state and federal laws, rules or regulations as the Company or the Committee deems applicable and, in the opinion of legal counsel for the Company, there is no exemption from the registration requirements of such laws, rules or regulations available for the offering and sale of such shares.

XI. General

(a) Nothing contained in this Plan, any Restricted Stock Agreement, any Incentive Stock Agreement or any Stock Option granted pursuant to this Plan shall confer upon any non-employee director the right to continue as a director of the Company or its parent or subsidiary or any other corporation affiliated with the Company.

(b) No Optionee shall have any rights as a stockholder of the Company with respect to any Shares subject to a Stock Option hereunder until such Shares have been issued.

(c) Nothing contained in this Plan, a Restricted Stock Agreement, an Incentive Stock Agreement or in any Option Agreement issued hereunder shall impose any liability or responsibility on the Company, the Board, the Committee or any member or any of the foregoing to pay, or reimburse any Participant for the payment of any tax arising out of, or on account of the issuance of Restricted Stock, Incentive Stock or a Stock Option or Stock Options hereunder to any Participant, an Optionee’s exercise of any Stock Option issued under the Plan or a Participant’s sale, transfer or other disposition of any Restricted Stock, Incentive Stock or Shares acquired pursuant to the exercise of any Stock Option issued hereunder. Any person receiving Restricted Stock, Incentive Stock or a Stock Option hereunder shall expressly acknowledge and agree that such participation is voluntary and that the Participant shall be solely responsible for all taxes to which he or she may or become subject as a consequence of such participation.